                                                                   Exhibit 99.A2

                          THE PAINEWEBBER EQUITY TRUST,
                             GROWTH STOCK SERIES 25

                          TRUST INDENTURE AND AGREEMENT


                           Dated as of March 23, 2000

                                  Incorporating

                     Standard Terms and Conditions of Trust
                            Dated as of July 1, 1998,

                                     Between

                            PAINEWEBBER INCORPORATED,
                                  as Depositor


                                       and


                         INVESTORS BANK & TRUST COMPANY
                                   as Trustee

                  THIS TRUST INDENTURE AND AGREEMENT dated as of March 23, 2000 between PaineWebber Incorporated, as Depositor and Investors Bank & Trust Company, as Trustee, which sets forth certain of its provisions in full and incorporates other of its provisions by reference to a document entitled "Standard Terms and Conditions of Trust" dated as of July 1, 1998, among the parties hereto (hereinafter called the "Standard Terms"), such provisions as are set forth in full and such provisions as are incorporated by reference constituting a single instrument.

                       W I T N E S S E T H  T H A T:

                  WHEREAS, the parties hereto have heretofore or concurrently herewith entered into the Standard Terms in order to facilitate creation of a series of securities issued under a unit investment trust pursuant to the provisions of the Investment Company Act of 1940, as amended, and the laws of the State of New York, each of which series will be composed of redeemable securities representing undivided interests in a trust fund composed of publicly traded common or preferred stocks issued by domestic or foreign companies, and, in certain cases, interest-bearing United States Treasury Obligations ("Treasury Obligations"); and

                  WHEREAS, the parties now desire to create the Twenty-fifth Growth Stock Trust of the aforesaid series;

                  NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                  Section 1. Incorporation of Standard Terms and Conditions of Trust. Subject to the provisions of Section 2 of this Trust Indenture and Agreement set forth below, all of the provisions of the Standard Terms are incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully to all intents and purposes as though said provisions had been set forth in full in this instrument. Unless otherwise stated, section references shall refer to sections in the Standard Terms.

                  Section 2. Specific Terms of this Series. The following terms are hereby agreed to for this series of The PaineWebber Equity Trust, which series shall be known and designated as "The PaineWebber Equity Trust, Growth Stock Series 25".

                  A. (1) The aggregate number of Units outstanding on the date hereof for this Series is 100,000.

                     (2) The initial fractional undivided interest represented by each Unit of this series shall be 1/100,000th of the Trust Fund. A receipt evidencing the ownership of this total number of Units outstanding on the date hereof is being delivered by the Trustee to the Depositor.

                     (3) The Securities deposited into the Trust on the Initial Date of Deposit are set forth on Schedule A hereto.

                  B. The term "Record Date" shall mean June 10, 2000 and quarterly thereafter; provided, however, that with respect to a distribution required by Section 2.02(b), the Record Date shall be the last business day of the month during which the contract to purchase the Security fails.

                  Record Date shall also include such date or dates determined by the Sponsor and the Trustee as necessary or desirable and in the best interest of the Unitholders for federal or state tax purposes, or for other purposes (hereinafter a "Special Record Date"), which date may replace a regularly scheduled Record Date if such regularly scheduled Record Date is within 30 days of a Special Record Date.

                  C. The term "Distribution Date" shall mean the 15th day following each Record Date, commencing June 25, 2000 and quarterly thereafter with respect to Income Account Distributions (the "Income Account Distribution Dates") and shall mean June 25, 2000 and quarterly thereafter with respect to Capital Account Distributions (the "Capital Account Distribution Dates"), except that the Trustee may declare a Record Date of December 31 in any year for a Distribution Date of January 25 of the following year, if required for compliance with the rules and regulations governing regulated investment companies. With respect to a distribution required by Section 2.02(b), the Distribution Date shall be the fifteenth (15) day after the Record Date with respect thereto.

                  In the event a Special Record Date is declared, "Distribution Date" shall also include such date as is determined by the Sponsor and the Trustee to be the Distribution Date in respect of such Special Record Date.

                  D. The Discretionary Liquidation Amount shall be fifty per centum (50%) of the aggregate value of the Securities originally deposited on the date hereof and subsequently deposited pursuant to any Supplemental Indenture pursuant to Section 2.02.

                  E. The Mandatory Termination Date shall be April 30, 2003. Unless advised to the contrary by the Sponsor, the date on which the Trustee shall begin to sell equity Securities in accordance with Section 9.01 shall be April 15, 2003.

                  F. The Trustee's annual compensation as referred to in Section
8.05 shall be $.0170 per Unit computed monthly based on the largest number of Units outstanding during the preceding month.

                  G. The Sponsor's annual compensation pursuant to Section 7.02 shall be computed as $.0035 per Unit, based on the largest number of Units outstanding in a calendar year.

                  H. The balance in the Capital Account below which no distribution need be made, as referred to in Section 3.04, is $0.05 per Unit outstanding.

                  I. The calendar year to be specified pursuant to Section 3.05 shall be calendar year 2000, so that the Trustee's first annual report will be furnished to Unitholders within a reasonable period of time following calendar year 2000.

                  J. The Trust hereby elects to qualify as a "grantor trust" under the Internal Revenue Code of 1986, as amended. The taxable year for this Trust shall end on December 31.

                  K. The Sponsor's Initial Costs are estimated to be $0.020 per Unit.

                  L. The Trust hereby elects to make available a Reinvestment Plan for this Series.

                  M. Units of this Trust shall not be held in certificated form.

                  N. The Trust may receive Supplemental Deposits and issue Additional Units in accordance with Section 2.02(c).


                  O. The Units of this Trust shall be subject to a Deferred Sales Charge in an amount, and that shall be paid in the manner, as set forth below and in the Prospectus. Commencing in the eighth (8th) month of the Trust's first year (October) and continuing through the twelfth (12th) month of the Trust's first year (February) and then commencing again in the eighth (8th) month of the Trust's second year (October) and continuing through the twelfth
(12th) month of the Trust's second year (February), the Deferred Sales Charge per 100 Units shall be $12.50 per year for such two year period.


                  P. For purposes of this Trust, the In-Kind Distribution Amount shall be $500,000, and the Sponsor shall direct whether an In-Kind Distribution shall be made.

                  Q. The Trustee's address for notices under Section 10.06 is:

                           Hancock Towers
                           200 Clarendon Street
                           Boston, MA 02116

                  IN WITNESS WHEREOF, PaineWebber Incorporated has caused this Trust Indenture and Agreement to be executed by one of its Senior Vice Presidents and its corporate seal to be hereto affixed and attested by one of its Assistant Secretaries, and Investors Bank & Trust Company has caused this Trust Indenture to be executed by one of its Authorized Signatories and its corporate seals to be hereto affixed and attested by one of its Authorized Signatories, all as of the date first above written.

                                      PAINEWEBBER INCORPORATED
                                        as Depositor and Sponsor

SEAL                                  By
                                        ---------------------------------------
                                        Senior Vice President

Attest:



--------------------------
         Secretary

STATE OF NEW YORK    )

                     :ss.:

COUNTY OF NEW YORK   )

                  On this 23rd day of March, 2000 before me personally appeared Robert E. Holley, to me known, who being by me duly sworn, said that he is a Senior Vice President of PaineWebber Incorporated, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.







                                    -----------------------------
                                    Notary Public

                         SCHEDULE A TO TRUST INDENTURE

                         THE PAINEWEBBER EQUITY TRUST
                             GROWTH STOCK SERIES 25

                            SCHEDULE OF INVESTMENTS

                 AS OF INITIAL DATE OF DEPOSIT, MARCH 23, 2000


COMMON STOCKS (1)




                     PRIMARY INDUSTRY SOURCE AND                         NUMBER OF     COST OF SECURITIES
                            NAME OF ISSUER                                 SHARES        TO TRUST(2)(3)
                            --------------                                 ------        --------------
Agricultural Operations (1.97%)
 Delta and Pine Land Company (Basic Industry--Chemicals)                     990         $   19,490.63
Airlines (5.87%)
 Alaska Air Group, Inc.* (Transportation--Airlines)                          670             19,388.19
 America West Holdings Corporation* (Transportation--Airlines)             1,300             19,581.25
 Atlantic Coast Airlines Holdings, Inc.* (Transportation--Airlines)          890             19,190.63
Beverages (3.92%)
 Cott Corporation* (Consumer Products--Beverages)                          3,250             19,398.60
 Triarc Companies Inc.* (Consumer Products--Beverages)                       960             19,380.00
Broadcast Services (2.00%)
 Clear Channel Communications, Inc.* (Communications--
   Broadcasting)                                                             270             19,760.63
Computers--Hardware/Software (5.90%)
 Gateway Inc.* (Technology--Hardware)                                        310             19,433.13
 Legato Systems, Inc.* (Technology--Software)                                520             19,597.50
 Silicon Graphics, Inc.* (Technology--Hardware)                            1,610             19,420.63
Consulting Services (1.94%)
 Diamond Technology Partners Incorporated*
   (Technology--Computer Services)                                           240             19,200.00
Consumer Products--Miscellaneous (1.97%)
 The Clorox Company (Consumer Products--Household Products)                  560             19,460.00
Cosmetics & Toiletries (1.95%)
 The Gillette Company (Consumer Products--Household Products)                550             19,353.13
Electric (3.93%)
 CMS Energy Corporation (Utilities)                                        1,030             19,441.25
 Energy East Corporation (Utilities)                                         970             19,460.63
Financial Institutions/Banks (7.80%)
 Bank One Corporation (Financial Services--Banks)                            710             19,170.00
 Countrywide Credit Industries, Inc. (Financial Services--Consumer
   Finance)                                                                  670             19,430.00
 Household International, Inc. (Financial Services--Consumer
   Finance)                                                                  510             19,252.50
 The Chase Manhattan Corporation (Financial Services--Banks)                 210             19,320.00
Foods--Miscellaneous/Diversified (5.86%)
 H.J. Heinz Company (Consumer Products--Foods)                               580             19,321.25
 Ralston-Ralston Purina Group+ (Consumer Products--Foods)                    730             19,390.63
 The Quaker Oats Company (Consumer Products--Foods)                          370             19,332.50
Insurance--Multi-Line (7.87%)
 Lincoln National Corporation (Financial Services--Insurance)                670             19,513.75

                         THE PAINEWEBBER EQUITY TRUST
                             GROWTH STOCK SERIES 25

                      SCHEDULE OF INVESTMENTS (CONTINUED)

                 AS OF INITIAL DATE OF DEPOSIT, MARCH 23, 2000

COMMON STOCKS (1)


                  PRIMARY INDUSTRY SOURCE AND                      NUMBER OF     COST OF SECURITIES
                         NAME OF ISSUER                              SHARES        TO TRUST(2)(3)
                         --------------                              ------        --------------
 Oxford Health Plans, Inc.* (Health Care--Health Maintenance
   Organizations)                                                    1,310         $   19,486.25
 The Allstate Corporation (Financial Services--Insurance)              910             19,508.13
 The Chubb Corporation (Financial Services--Insurance)                 350             19,446.88
Internet Software (1.95%)
 Verio Inc.* (Technology--Internet Infrastructure)                     350             19,337.50
Medical Information Systems (1.97%)
 Healtheon/WebMD Corporation* (Health Care--Health
   Maintenance Organizations)                                          610             19,481.88
Medical Products (3.93%)
 Becton, Dickinson and Company (Health Care--Medical Devices)          630             19,490.63
 C.R. Bard, Inc. (Health Care--Medical Devices)                        480             19,440.00
Oil/Gas (9.86%)
 Occidental Petroleum Corporation (Energy--International and
   Domestic Oils)                                                    1,040             19,435.00
 Ocean Energy Inc.* (Energy--Exploration and Production)             1,550             19,375.00
 Southwest Gas Corporation (Energy--Natural Gas)                       990             19,428.75
 Triton Energy Limited* (Energy--Exploration and Production)           550             19,525.00
 Unocal Corporation (Energy--International and Domestic Oils)          710             19,746.88
Paint & Related Products (1.96%)
 The Sherwin-Williams Company (Basic Industry--Chemicals)              910             19,451.25
Paper & Related Products (3.90%)
 Potlatch Corporation (Basic Industry--Papers)                         480             19,290.00
 Temple-Inland Inc. (Basic Industry--Papers)                           400             19,325.00
Pharmaceutical (3.95%)
 Eli Lilly and Company (Health Care--Pharmaceuticals)                  310             19,704.38
 Schering-Plough Corporation (Health Care--Pharmaceuticals)            510             19,380.00
Photo Equipment & Supplies (1.98%)
 Eastman Kodak Company (Technology--Electronic Imaging)                350             19,621.88
Pipelines (1.96%)
 Equitable Resources, Inc. (Energy--Natural Gas)                       480             19,440.00
Radio (1.94%)
 Citadel Communications Corporation* (Communications--
   Broadcasting)                                                       460             19,205.00
Retail--Apparel/Shoe (1.96%)
 Ross Stores, Inc. (Consumer Retailing--Softlines)                     950             19,415.63
Retail--Major Department Store (1.96%)
 J.C. Penney Company, Inc. (Consumer Retailing--Broadlines)          1,270             19,367.50

                         THE PAINEWEBBER EQUITY TRUST
                             GROWTH STOCK SERIES 25

                      SCHEDULE OF INVESTMENTS (CONTINUED)

                 AS OF INITIAL DATE OF DEPOSIT, MARCH 23, 2000

COMMON STOCKS (1)


                 PRIMARY INDUSTRY SOURCE AND                     NUMBER OF     COST OF SECURITIES
                        NAME OF ISSUER                             SHARES        TO TRUST(2)(3)
                        --------------                             ------        --------------
Retail--Video Rental (1.96%)
 Blockbuster Inc. (Consumer Retailing--Specialty)                  1,850         $  19,425.00
Retirement/Aged Care (1.96%)
 Sunrise Assisted Living, Inc.* (Health Care--Health Care
   Services/Facilities)                                            1,530            19,411.88
Satellite Broadcasting (1.95%)
 Pegasus Communications Corporation* (Communications--Cable
   and Satellite)                                                    150            19,312.50
Telecommunications (5.83%)
 Qwest Communications International Inc.* (Communications--
   Telecommunication Services)                                       410            19,475.00
 VoiceStream Wireless Corporation* (Communications--Wireless
   Services)                                                         140            18,996.25
 WinStar Communications, Inc.* (Technology--Internet
   Infrastructure)                                                   340            19,210.00
                                                                                 ------------

  TOTAL INVESTMENTS                                                              $ 990,020.00
                                                                                 ============

----------
(1)  All stocks are represented entirely by contracts to purchase such stocks.
(2) Valuation of the stocks by the Trustee was made as described in "Valuation" in Part B of this Prospectus as of the close of business on the business day prior to the Initial Date of Deposit.
(3)  There was no gain or loss to the Sponsor on the Initial Date of Deposit.
 *   Non-income producing security.
 + On March 16, 2000 Ralston-Ralston Purina Group announced that it will spin off Energizer Holdings Inc. All shares of Energizer Holdings Inc. received by the Trust will be sold, and a Special Distribution will be made on April 20, 2000 to holders of record on April 6, 2000.


     PLEASE NOTE THAT IF THIS PROSPECTUS IS USED AS A PRELIMINARY PROSPECTUS
          FOR A FUTURE TRUST IN THIS SERIES, THE PORTFOLIO WILL CONTAIN
                  DIFFERENT STOCKS FROM THOSE DESCRIBED ABOVE.